EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Gaylord Entertainment Company 401(k) Savings Plan
Nashville, Tennessee
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-37051) of Gaylord Entertainment Company of our report dated June 28, 2007 relating to the financial statements and supplemental schedule of the Gaylord Entertainment Company 401(k) Savings Plan which appears in this 2006 Annual Report on Form 11-K.
/s/ BDO Seidman, LLP
Dallas, Texas
June 29, 2007